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Exhibit 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado 80202

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 2 to Registration Statement on Form S-4 of our report dated February 14, 2003, relating to the consolidated financial statements of Evergreen Resources, Inc. appearing in Evergreen's Annual Report on Form 10-K for the year ended December 31, 2002.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP

Houston, Texas

August 22, 2003

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  Exhibit 23.4